Exhibit 4.1

CLASS A COMMON STOCK

CLASS A COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR CHICAGO, IL

Certificate Number
ZQ 000314

News Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
6,000,000,000 AUTHORIZED SHARES OF CLASS A COMMON STOCK

Shares
600620****
600620**
****600620****
*****600620***
******600620**

CUSIP 65248E 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

*** SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY ***

FULLY-PAID AND NON-ASSESSABLE SHARES, PAR VALUE $0.01 PER SHARE, OF THE CLASS A COMMON STOCK OF

News Corporation (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer

Secretary

NEWS CORPORATION
SEAL
DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC.
(CHICAGO)
TRANSFER AGENT AND REGISTRAR,

By____________________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

14969

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- . . . . . . . . .Custodian . . . . . . . . . . .
(Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act . . . . . . . . . . . . .
(State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT . . . . . . . . . . . Custodian (until age. . . ). . . . . . . .
(Cust) (Minor)
under Uniform Transfers to Minors Act. . . . . . .
(State)

Additional abbreviations may also be used though not in the above list.

NEWS CORPORATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATION IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH CLASS OR SERIES, WHICH ARE FIXED BY THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE CLASSES OR SERIES. SUCH REQUEST MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR SUCH OWNER’S LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THE SHARES REPRESENTED BY THE CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY WHICH RESTRICT CERTAIN SHARE TRANSFERS.

For value received, ____________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

________________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

____________________________________________________________________________________________________    Shares

of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________________________________  Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ___________________20_______	Signature: ____________________________________________

Signature(s) Guaranteed:

BY: _______________________________	Signature: ____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.	Notice:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between News Corporation (the “Company”) and Computershare Investor Services, LLC (the “Rights Agent”), dated as of November 8, 2004, as it may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.